Exhibit 10.1

AMENDMENT, ACKNOWLEDGMENT AND MUTUAL RELEASE

This Amendment, Acknowledgment and Release (the “Agreement”) is made and entered into as of March 16, 2009 (the “Effective Date”) between Steven C. Quay, M.D., Ph.D. (“Executive”), an individual resident in the State of Washington, and MDRNA, Inc. (formerly Nastech Pharmaceutical Company Inc.; “MDRNA” or the “Company”) with respect to the Employment Agreement (the “EA”) executed effective June 10, 2008, and the relations between Executive and MDRNA. Capitalized terms not defined herein shall have the meanings given in the EA.

WHEREAS, the EA provides for certain payments and benefits to Executive upon Executive’s termination of employment, and

WHEREAS, MDRNA and Executive wish to amend the severance payable to Executive pursuant to the EA to, among other things, ease the cash burdens on MDRNA, and to execute certain mutual releases;

NOW THEREFORE, in consideration of the mutual promises made herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Executive and MDRNA acknowledge and agree as follows:

Amendments, Acknowledgment and Confirmation

1(A). Section 12(a) of the EA is hereby amended to read in its entirety as follows and, subject to the releases set forth below, shall remain in effect as so amended:

“(a) (i) The parties acknowledge that the Company terminated Executive’s employment without Cause effective November 30, 2008. (A) The Executive shall receive the sum of $870,217 and certificates for 731,275 shares of unregistered common stock of the Company bearing an appropriate legend as the Company is advised by counsel (the “Severance Shares”), pay for accrued but unused vacation time, and reimbursement for expenses pursuant to Sections 13 and 22 hereof through the Termination Date, and (B) notwithstanding the vesting and exercisability provisions otherwise applicable to the New Options and the restrictions applicable to any options or restricted shares issued to Executive under prior agreements, all of such options became fully vested and exercisable upon such termination and shall remain exercisable for the remainder of their terms, and any unvested restricted shares issued to Executive under prior agreements thereon became immediately and fully vested. The Company shall pay such cash amount of $870,217 and issue the Severance Shares provided for in this paragraph within thirty (30) days after the six (6) month anniversary of the date of such termination (but no later than the end of the calendar year in which such six (6) month anniversary occurs). Notwithstanding the foregoing, the Company shall not be required to pay any severance pay for any period following the Termination Date if Executive shall have materially violated, following March 16, 2009, the provisions of Section 18, 19, or 20 of this Agreement and such violation is not cured within thirty (30) days following receipt of written notice from the Company containing a description of the violation and a demand for immediate cure.

(ii) Notwithstanding any other provisions of this Agreement concerning registration, vesting or ongoing obligations of the Company following issuance of the Severance Shares, the following provisions shall apply to the Severance Shares:

(A) The Company will issue to Executive the Severance Shares as provided for by Section 12(a)(i) above and such Severance Shares shall be fully vested and deemed fully earned upon receipt. The Company will thereafter provide to Executive, to the extent and if in accordance with the securities laws of the United States as in effect on the date thereof, the written advice of counsel (“Counsel Advice”) to the effect that Executive may sell the Severance Shares publicly 6 months after the date of issuance of the Severance Shares without restriction, provided that Executive is not an affiliate of the Company (as determined by applicable regulations) on or within 90 days prior to such date, and the Company is then current in its filings with the US Securities & Exchange Commission (the “SEC”), and that if the Company is not then current in such filings, and Executive is not an affiliate of the Company on or within 90 days prior to such date, Executive may publicly sell without restriction such Shares 12 months after the date of issuance of the Severance Shares. The Counsel Advice shall also state the applicable regulations concerning the removal of any restrictive legend on the share certificate evidencing such Severance Shares. The Company shall use reasonable endeavors, for the benefit of and at the request of Executive, and provided that the Severance Shares have not previously been registered as described elsewhere in this Agreement, (a) to arrange as soon as it is legally able to do so, for the removal of the above mentioned restrictive legend on the certificate(s) evidencing such Severance Shares in accordance with the securities laws of the United States and (b) to cooperate with Executive to enable him to make any lawful sale or other disposition of MDRNA shares he may own including, for example, a private sale of the Severance Shares under what is commonly referred to as the 4(11/2) exemption.

(B) Until such time as the severance Shares have been have been registered as described elsewhere in this Agreement, the Company hereby agrees to use its best efforts to file in a timely manner all reports required to be filed with the SEC and shall take such further reasonable actions as reasonably within its control to the extent required to enable Executive to sell the Severance Shares pursuant to Rule 144 under the Securities Act of 1933, as amended (the “Securities Act”).

(C) (1) In the event that the Company decides to register any of its common stock (either for its own account or for the account of a security holder or holders exercising any registration rights) on a form that would be suitable for a registration for offers and sales of securities owned by security holders (other than on Form S-4 or Form S-8, each as promulgated under the Securities Act or their then equivalents relating to equity securities to be issued solely in connection with any acquisition of any entity or business or equity securities issuable in connection with stock option or othr employee benefit plans, respectively), the Company will: (a) promptly give Executive written notice thereof; and (b) include in such registration, and in any underwriting involved therein, all the Severance Shares specified in a written request delivered to the Company by Executive within 20 days after delivery of such written notice from the Company; provided that of such Severance Shares specified in such written request delivered to the Company by Executive, the Company may cut-back and exclude from such registration such amount as is specified by the Company’s underwriter or investment bank as reasonably necessary in order not to harm the market for the Company’s common stock or the underwriting in question, and provided further that any such cut-back shall be applied pro rata to all selling stockholders exercising registration rights in proportion to the number of shares each seeks to register thereby and that any shareholders seeking to include shares in such registration but not exercising registration rights shall be fully cut-back before any cut-backs are applied to any shareholders exercising registration rights such as Executive.

(2) On or prior to September 30, 2009, the Company shall prepare and file with the SEC a “shelf” registration statement covering the resale of all of the Severance Shares not already covered by an existing and effective registration statement, which registration statement shall be on Form S-3 (except that if the Company is then ineligible to register for resale the Severance Shares on Form S-3, such registration shall be on Form S-1). The Company shall use its commercially reasonable efforts to cause the registration statement to be declared effective by the SEC as soon as practicable.

(3) Notwithstanding anything herein to the contrary, the Company shall not be required to register any Severance Shares, or to use its commercially reasonable efforts to keep any registration statement relating to the Severance Shares continuously effective, if counsel for the Company opines and counsel for Executive agrees (which agreement will not be withheld unreasonably) that such Severance Shares may be sold publicly by Executive without registration under the Securities Act (including, without limitation, in reliance on Rule 144 under the Securities Act). Furthermore, with respect to any registration statement relating to the Severance Shares to be effected hereunder, Executive agrees that he shall provide to the Company, no later than five (5) business days following a written request therefor by the Company, any and all information that the Company reasonably requests so that Executive can be named as a selling stockholder in such registration statement, and Executive hereby consents to the inclusion of such information in the registration statement.

(4) All fees and expenses of the Company in connection with or incidental to the Company’s performance of or compliance with its obligations under Section 12(a)(ii) shall be borne by the Company. The Company shall not be responsible for the fees and expenses, including without limitation counsel fees, of the Executive arising under Section 12(a)(ii).”

(B) Section 12(b) of the EA is hereby amended to read as follows in its entirety and, subject to the releases set forth below, shall remain effective as so amended:

“The parties acknowledge that Executive’s termination was without Cause and that the provisions formerly included in this Section 12(b) are not applicable.”

(C) Section 12(c) of the EA is hereby amended to read in its entirety as follows:

(c) “Not applicable”.

(D) MDRNA acknowledges that all shares and options granted to Executive under the EA or under prior agreements remain the property of Executive in accordance with the respective provisions of those agreements and shall continue to have the registration rights, if any, provided for such shares and options (and the shares issued on exercise of those options) in those agreements. Without limiting the foregoing, because of the passage of time and/or because of the termination of Executive without Cause, any holdings of Executive of any unvested restricted shares of common stock issued by MDRNA are and will remain fully vested (provided that the Severance Shares will not be issued to Executive until June 30, 2009), and Executive’s holdings of unvested options issued by MDRNA are and will remain fully vested and exercisable in accordance with their terms.

(E) MDRNA acknowledges that Executive shall continue to receive the medical benefits provided for by Section 12(d) of the EA.

(F) MDRNA and Executive acknowledge that this Agreement shall not limit the allocation or disposition of intellectual property made by the IP Panel of the Board of Directors of MDRNA or the Audit Committee of the Board of Directors of MDRNA.

(G) MDRNA and Executive acknowledge that this Agreement shall not limit the compensation to be paid Executive as a director of MDRNA’s Board, which shall be compensation for expenses through the next Annual Meeting, and thereafter, should Executive be elected as a director by the Board, shall be consistent with the compensation and reimbursement provided to the other directors of MDRNA in their capacities solely as non-employee directors of MDRNA.

(H) All other terms of the EA are hereby affirmed and ratified.

Mutual Release

2(A). Executive, on behalf of himself and his heirs, executors and assigns (individually and collectively “Executive Releasors”), hereby releases and discharges MDRNA, and its successors-in-interest, employees, agents, affiliates, administrators, attorneys, successors, officers, directors, shareholders assigns (individually and collectively, the “MDRNA Releasees”) from and of any and all:

•	losses, liabilities, actions, claims, causes of action, suits, debts, dues, customers, sums of money, accounts, reckonings, bills, controversies, judgments and demands and

•	except as preserved, stated, or restated herein, all covenants, contracts, agreements, obligations, promises, commitments,

whatsoever, whether known or unknown, contingent or vested, in law or equity, that the Executive Releasors or any of them had, now have, claim to have had, otherwise could have, or hereafter may have, could have or claim to have, against the MDRNA Releasees, from the beginning of time, through March 16, 2009. The parties agree that this release is meant and intended to be broadly read and construed and broadly inclusive.

(B). MDRNA, and its successors-in-interest, employees, agents, affiliates, administrators, attorneys, successors, officers, directors, shareholders, and assigns (individually and collectively, the “MDRNA Releasors”) hereby release and discharge Executive, and his successors, agents, attorneys, administrators, heirs, executors and assigns (individually and collectively “Executive Releasees”) from and of any and all:

•	losses, liabilities, actions, claims, causes of action, suits, debts, dues, defenses, set-offs, customers, sums of money, accounts, reckonings, bills, controversies, judgments, and demands (including, without limitation, any that are or might be based on any actual or claimed violation of the provisions of Section 18, 19, or 20 of the EA) and

•	except as preserved, stated, or restated herein, all covenants, contracts, agreements, obligations, promises, commitments,

whatsoever, whether known or unknown, contingent or vested, in law or equity, that the MDRNA Releasors or any of them had, now have, claim to have had, otherwise could have, or hereafter may have, could have or claim to have, against the Executive Releasees, from the beginning of time, through March 16, 2009 or that are or might be based on any actual or alleged occurrence, conduct, event, act, failure to act, or default by any of the Executive Releasees from the beginning of time through March 16, 2009. The parties agree that this release is meant and intended to be broadly read and construed and broadly inclusive.

Non-Disparagement.

3(A). Executive agrees, on behalf of himself and on behalf of each of the other Executive Releasors, that none of them will, directly or indirectly, disparage or make derogatory or defamatory statements to any person or entity about MDRNA, or any product, service, operation, employee, officer, director or any other aspect of MDRNA’s business, or induce or encourage others to make any disparaging or similar statements to any person or entity.

(B). MDRNA agrees, on behalf of itself and on behalf of each of the other MDRNA Releasors, that none of them will, directly or indirectly, disparage or make derogatory or defamatory statements to any person or entity about Executive or any actions, activities, performance, services, abilities, relations, or other attributes of or relating to Executive or induce or encourage others to make any disparaging or similar statements to any person or entity.

(C). For the purposes hereof, disparagement shall include, without limitation, making any statement (except to the extent required to formally commence a proceeding to enforce a party’s rights under this Agreement) accusing any of the aforesaid individuals or entities of acting in violation of any law or governmental regulation or condoning any such action, or of otherwise acting in an unprofessional, dishonest, disreputable, improper, incompetent or negligent manner.

Miscellaneous

4. MDRNA agrees to pay to Executive’s counsel, Arnold & Porter LLP, within ten business days after the mutual delivery of this Agreement and receiving a bill therefor from Arnold & Porter, its fees and expenses through the date hereof arising in connection with the EA or this Agreement, up to the aggregate amount of $42,500. MDRNA shall have no further obligation to reimburse Executive for counsel fees hereunder or under the EA unless (a) MDRNA fails to pay Executive the sum of $870,217 on or before June 30, 2009, or fails to issue to Executive 731,275 unregistered shares of common stock of the Company as provided for herein on or before June 30, 2009, or (b) Executive claims MDRNA has defaulted following notice in its performance of any of its other obligations hereunder or any of its obligations preserved herein (such as, without limitation, MDRNA’s commitments under Section 6, below) and with respect to this clause (b) and such default Executive obtains an arbitrators’ order or a judgment adverse to the Company with respect to such claimed default.

5. MDRNA and Executive acknowledge that certain computers of MDRNA purchased by Executive may inadvertently contain confidential MDRNA data, documents or information. Executive agrees to use reasonable efforts to delete such data, documents or information upon having specific knowledge of, and ready access to, files containing such materials, and upon any sale or transfer of such computers to permanently delete or render inaccessible all such data, documents, and information on such computers’ hard drives.

6. MDRNA agrees to defend, indemnify and hold Executive harmless from any and all losses, taxes, liabilities, actions and claims arising under Section 409A of the Internal Revenue Code of 1986 and/or any guidance or regulations issued thereunder, as amended, that Executive might suffer, incur, or be subject to because of the amendments of the EA effected hereby.

7.        This Agreement and the recitals set forth herein and claims released hereunder constitute the entire agreement between Executive and MDRNA and supersede any and all prior agreements or understandings between them, oral or written regarding mutual releases, acknowledgments and non-disparagement or the other matters dealt with herein other than the pre-existing agreement provisions and property rights expressly preserved herein.  Any and all prior agreements or understandings between the Executive and MDRNA with respect to this subject matter have been incorporated into this Agreement or, if not, have been abandoned.  No oral or written representations or promises of any kind on the subject of this Agreement, unless specifically contained in this Agreement, are being relied upon by either Executive or MDRNA in executing this Agreement.

8.        This Agreement shall be deemed to have been drafted jointly by MDRNA and Executive.  In the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly thereby and no presumption or burden of proof shall arise favoring or disfavoring either the Executive or MDRNA by virtue of the authorship of any provision of this Agreement.

9.        This Agreement may not be modified, amended, terminated or otherwise altered except in a writing duly executed by Executive and MDRNA.

10.       Each of Executive and MDRNA acknowledge and affirm that: (I) they have read this Agreement carefully and completely and fully understand its meaning and intent, the terms set forth herein and the final and binding effect of the releases (and other terms) set forth herein; (II)  they have entered into this Agreement freely and voluntarily; and (III) they have had the benefit of the advice of legal counsel before executing this Agreement.

11.        The paragraph headings in this Agreement are included solely for the convenience of reference and shall have no substantive effect in any interpretation of this Agreement.

12.        This Agreement shall be construed and enforced in accordance with the laws of the State of Washington applicable to contracts entered into and to be wholly performed therein (without giving effect to any conflict of law principles under Washington law).

13. The parties agree to execute, acknowledge, deliver and perform, and cause to be executed, acknowledged, delivered and performed, at any time and from time to time, all such further acts, instruments, assignments, transfers, conveyances, and/or assurances as may be necessary or appropriate to carry out the provisions or intent of this Agreement.

14. This Agreement is binding upon the heirs, successors and assigns of the Executive and MDRNA, including, in the case of MDRNA, any successor to all or a substantial part of its business, assets, or properties.

IN WITNESS WHEREOF, this Agreement is duly executed and delivered as of March 16, 2009, by the Executive and MDRNA.

MDRNA, INC. By: /s/ J. Michael French—	EXECUTIVE _/s/ Steven C. Quay

J. Michael French President and Chief Executive Officer	Steven C. Quay, M.D. Ph.D.